SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]


Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          WERNER ENTERPRISES, INC.
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------
        (2)  Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------
        (4)  Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------
        (5)  Total fee paid:

             -------------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
       was  paid  previously.   Identify the previous  filing  by  registration
       statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

             -------------------------------------------------------------------
        (2)  Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------
        (3)  Filing Party:

             -------------------------------------------------------------------
        (4)  Date Filed:

             -------------------------------------------------------------------

                        [LOGO OF WERNER ENTERPRISES]

                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                          ________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 9, 2000
                          ________________________


Dear Stockholders:

      It is a pleasure to invite you to the 2000 Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held at the Embassy Suites, 555 South 10 Street, Omaha, Nebraska, on Tuesday, May 9, 2000, at 10:00 a.m. Please note the change in meeting location from previous years. The Embassy Suites is located just a few blocks south and east of the downtown Omaha business area. The meeting will be held for the following purposes:

         1. To elect directors to serve until the end of their term or until their successors are elected and qualified.

         2. To amend the Company's Stock Option Plan and increase the maximum number of shares that may be optioned or sold under the Plan from 3,750,000 to 8,750,000.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 20, 2000, will be entitled to vote at the meeting or any adjournment thereof.

      At the meeting Clarence L. Werner and members of the Company's management team will discuss the Company's results of operations and business plans. Members of the Board of Directors and the Company's management will be present to answer your questions.

      A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, is enclosed.

      As stockholders, we encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, we ask you to sign, date, and mail the enclosed proxy as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting in the event that you are unable to attend. A self-addressed, postage-paid return envelope is enclosed for your convenience. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person.

                                        By Order of the Board of Directors


                                        /s/ James L. Johnson


                                        James L. Johnson
                                        Corporate Secretary and Controller
Omaha, Nebraska
April 3, 2000

                          WERNER ENTERPRISES, INC.
                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                              ________________

                             PROXY STATEMENT FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 9, 2000
                              ________________

                                INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held on Tuesday, May 9, 2000, at 10:00 a.m. local time, at the Embassy Suites, 555 South 10 Street, Omaha, Nebraska, and at any adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof. The Proxy Statement, Form of Proxy and Annual Report to Stockholders on Form 10-K are being mailed by the Company on or about April 3, 2000.

      A Form of Proxy for use at the Annual Meeting of Stockholders is enclosed together with a self-addressed, postage-paid return envelope. Any stockholder who executes and delivers a proxy has the right to revoke it at any time prior to its use at the Annual Meeting. Revocation of a proxy may be effected by filing a written statement with the Secretary of the Company revoking the proxy, by executing and delivering to the Company a subsequent proxy before the meeting, or by voting in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a stockholder specifies otherwise on the Form of Proxy, all shares represented will be voted for the election of all nominees for director and for the amendment to the Company's Stock Option Plan and increasing the maximum number of shares that may be optioned or sold under the Plan from 3,750,000 to 8,750,000.

      The cost of soliciting proxies, including the preparation, assembly and mailing of material, will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies by telephone, electronic communications or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for forwarding proxy material to beneficial owners of the Company's stock.

      As  a  matter  of policy, proxies, ballots and voting tabulations  that
identify  individual  stockholders are kept private  by  the  Company.   Such
documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed, except as may be necessary to meet legal requirements.


                     OUTSTANDING STOCK AND VOTING RIGHTS

      On March 20, 2000, the Company had 47,042,035 shares of its $.01 par value Common Stock outstanding. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on March 20, 2000. The stock transfer books of the Company will not be closed.

      With respect to the election of directors, stockholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, stockholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle
among as many nominees as they  may  desire.   If  a
stockholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. A stockholder may also withhold authority to vote for any nominee (or nominees) by striking through the name (or names) of such nominees on the accompanying Form of Proxy. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

      If an executed proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

      On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.


                          ELECTION OF DIRECTORS AND
                       INFORMATION REGARDING DIRECTORS

     The Articles of Incorporation of the Company provide that there shall be up to three separate classes of directors, each consisting of not less than three directors, and as nearly equal in number as possible. The Bylaws of the Company divide the Board of Directors into three classes each consisting of three directors. The term of office of the directors in the third class expires at the 2000 Annual Meeting of Stockholders. Directors hold office for a term of three years. The term of office of the directors in the first and second classes will expire at the 2001 and 2002 Annual Meetings of Stockholders, respectively. Clarence L. Werner, Irving B. Epstein, and Jeffrey G. Doll, class III directors whose terms will expire at the 2000 Annual Meeting, have been nominated for re-election at the meeting for terms expiring at the 2003 Annual Meeting and until their successors are duly elected and qualified.

      Information concerning the names, ages, terms, positions with the Company and/or business experience of each nominee named above and of the other persons whose terms as directors will continue after the 2000 Annual Meeting is set forth below.


       Name                 Position with Company or Principal Occupation        Term Ends
       ----                 ---------------------------------------------        ---------
Clarence L. Werner    Chairman of the Board and Chief Executive Officer (2)(3)     2000
Gary L. Werner        Vice Chairman                                                2002
Curtis G. Werner      Vice Chairman-Corporate Development (2)                      2001
Gregory L. Werner     President and Chief Operating Officer (1)                    2002
Irving B. Epstein     Partner of Epstein and Epstein, Law Offices(1)(2)(3)         2000
Martin F. Thompson    Retired President and Director of Cherry County Livestock
                      Auction Co. (1)(2)(3)                                        2002
Gerald H. Timmerman   President of Timmerman & Sons Feeding Co., Inc. (1)(3)       2001
Donald W. Rogert      Chairman and President of Mallard Sand & Gravel Co.(1)       2001
Jeffrey G. Doll       President of Western Iowa Wine, Inc.(1)                      2000

__________
(1) Serves on audit committee.
(2) Serves on option committee.
(3) Serves on executive compensation committee.

      Clarence L. Werner, 62, operated Werner Enterprises as a sole proprietorship from 1956 until its incorporation in September 1982. He has been a director of the Company since its incorporation and served as President until 1984. Since 1984, he has been Chairman of the Board and Chief Executive Officer of the Company.

      Gary  L.  Werner,  42,  has been a director of the  Company  since  its incorporation. Mr. Werner was General Manager of the Company and its predecessor from 1980 to 1982. He served as Vice President from 1982 until 1984, when he was named President and Chief Operating Officer of the Company. Mr. Werner was named Vice Chairman in 1991. From 1993 to April 1997, Mr. Werner also reassumed the duties of President.

      Curtis G. Werner, 35, was elected a director of the Company in 1991. He began employment with the Company in 1985 and was promoted to Director of Safety in 1986. He was promoted to Vice President-Safety in 1987. Mr. Werner was promoted to Vice President in 1990, Executive Vice President in 1993, Executive Vice President and Chief Operating Officer in 1994, and Vice Chairman - Corporate Development in 1996.

      Gregory L. Werner, 40, was elected a director of the Company in 1994. He was a Vice President of the Company from 1984 to March 1996 and was Treasurer from 1982 until 1986. He was promoted to Executive Vice President in March 1996 and became President in April 1997. Mr. Werner has directed revenue equipment maintenance for the Company and its predecessor since 1981. He assumed responsibility for the Company's Management Information Systems in 1993, and also assumed the duties of Chief Operating Officer in 1999.

      Irving B. Epstein, 72, was elected a director of the Company in 1986. He has been engaged in the private practice of law since 1949 and was a partner from 1962 to 1989 in Epstein & Leahy, Omaha, Nebraska. In 1989, the firm of Epstein & Leahy merged into the law firm of Gross & Welch, a professional corporation. In 1991, Mr. Epstein joined the firm of Brodkey & Epstein as a partner. Mr. Epstein formed the firm of Epstein and Epstein in 1993. Mr. Epstein has been outside counsel to the Company and its predecessor since 1976.

      Martin F. Thompson, 79, was elected a director of the Company in 1986. Mr. Thompson was President and a director of Cherry County Livestock Auction Co., Valentine, Nebraska, from 1982 through 1992 and is currently retired.
From 1955 to 1982, he was President and principal stockholder of Chip Carriers, Inc., Omaha, Nebraska, a contract carrier. He also owned and operated Thompson Truck Transportation, Inc., Arlington, Texas, a common carrier from 1977 to 1982.

      Gerald H. Timmerman, 60, was elected a director of the Company in 1988. Mr. Timmerman has been President since 1970 of Timmerman & Sons Feeding Co., Inc., Springfield, Nebraska, which is a cattle feeding and ranching partnership with operations in three midwestern states.

      Donald W. Rogert, 72, was elected a director of the Company in 1994. He founded Mallard Sand and Gravel Co. in 1993 and has been Chairman of the Board and President since that time. In 1965, Mr. Rogert founded Hartford Sand and Gravel Co. and served as Chairman of the Board and President until 1988. From 1988 to 1993, Mr. Rogert attended to various personal investments.

      Jeffrey G. Doll, 45, was elected a director of the Company in 1997. He has been President and Chief Executive Officer of Western Iowa Wine, Inc., a beer and wine wholesaler located in Council Bluffs, Iowa, since 1986. He also has been Vice President of Doll Distributing, Inc., a liquor distributor also located in Council Bluffs since 1980.

      Gary L. Werner, Gregory L. Werner, and Curtis G. Werner are sons of Clarence L. Werner.

      In the event that any nominee becomes unavailable for election for any reason, the shares represented by the accompanying form of proxy will be voted for any substitute nominees designated by the Board, unless the proxy withholds authority to vote for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected and each nominee has expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.


Board of Directors and Committees

      The Company has established audit, option and executive compensation committees. The audit committee discusses the annual audit and resulting letter of comments to management, consults with the auditors and management regarding the adequacy of internal controls, and recommends to the Board the appointment of independent auditors for the next year. The option committee administers the Company's Stock Option Plan. It has the authority to determine the recipients of options and stock appreciation rights, the number of shares subject to such options and the corresponding stock appreciation rights, the date on which these options and stock appreciation rights are to be granted and are exercisable, whether or not such options and stock appreciation rights may be exercisable in installments, and any other terms of the options and stock appreciation rights consistent with the terms of the plan. The executive compensation committee reviews and makes recommendations to the Board of Directors with respect to the compensation of executives. The Company does not have a standing nominating committee. Functions normally attributable to a committee of this type are performed by the Board of Directors as a whole.

      The Board of Directors held four (4) meetings and acted by unanimous written consent two (2) times during the year ended December 31, 1999. There were four (4) meetings of the audit committee, one (1) meeting of the executive compensation committee, and six (6) meetings of the option committee during that period. All directors participated in 75% or more of the aggregate of the total number of Board of Directors meetings and the total number of meetings held by committees on which they served.

      Directors who are not full-time employees of the Company receive a fee of $2,000 for each meeting of the Board of Directors and for each committee meeting if not held on a day on which a meeting of the Board of Directors is held. Directors are also reimbursed for travel expenses incurred to attend meetings of the Board of Directors and committee meetings.

Executive Officers

      The following table sets forth the executive officers of the Company and the capacities in which they serve.


          Name            Age               Capacities In Which They Serve
          ----            ---               ------------------------------
Clarence L. Werner        62     Chairman of the Board and Chief Executive Officer
Gary L. Werner            42     Vice Chairman
Curtis G. Werner          35     Vice Chairman - Corporate Development
Gregory L. Werner         40     President and Chief Operating Officer
Robert E. Synowicki, Jr.  41     Executive Vice President and Chief Information Officer
Richard S. Reiser         53     Executive Vice President and General Counsel
Mark  A.  Martin          38     Executive Vice President - Marketing and Operations
Daniel H. Cushman         45     Senior Vice President - Van Division
Alan D. Adams             62     Vice President - Terminal Operations
Duane D. Henn             62     Vice President - Safety
Larry P. Williams         54     Vice President - Logistics
John  J.  Steele          42     Vice President, Treasurer and Chief Financial Officer
Dwayne O. Haug            51     Vice President - Maintenance
H. Marty Nordlund         38     Vice President - Dedicated Fleet Services
R. Lee Easton             41     Vice President - Management Information Systems
Guy M. Welton             35     Vice President - Operations
James L. Johnson          36     Corporate Secretary and Controller


      See "ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS" for information regarding the business experience of Clarence L. Werner, Gary L. Werner, Curtis G. Werner, and Gregory L. Werner.

     Robert E. Synowicki, Jr. joined the Company in 1987 as a tax and finance manager. He was appointed Treasurer in 1989, became Vice President, Treasurer and Chief Financial Officer in 1991, Executive Vice President and Chief Financial Officer in March 1996, Executive Vice President and Chief
Operating Officer in November 1996, and Executive Vice President and Chief Information Officer in December 1999. Mr. Synowicki is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1983 until his employment with the Company.

      Richard  S.  Reiser  joined the Company as Vice President  and  General
Counsel  in  1993, and was promoted to Executive Vice President  and  General
Counsel in 1996. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and Harding from 1975 to 1984. From 1984 until his employment with the Company, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation, Omaha, Nebraska.

      Mark A. Martin joined the Company in 1989 as an Account Executive. He was promoted to Regional Marketing Director in 1991, Vice President - Van Division in 1993, Senior Vice President - Marketing in 1998, and Executive Vice President - Marketing and Operations in December 1999. Prior to joining the Company, Mr. Martin was employed as a marketing representative for the Burlington Motor Carrier Group in Daleville, Indiana.

      Daniel H. Cushman joined the Company in 1997 as Director of National Accounts. He was promoted to Vice President-Sales, Van Division, in April 1999, and was named Senior Vice President-Van Division in December 1999. Mr. Cushman was President of Triple Crown Services in Fort Wayne, Indiana for four years prior to joining the Company and held various other management positions at Triple Crown Services starting in 1988. From 1978 to 1988 Mr. Cushman was employed by Roadway Express in Akron, Ohio.

      Alan D. Adams joined the Company in 1983 as Marketing Director and was promoted to Director of Operations in 1986. He was named Vice President - Operations in 1987, and Vice President - Terminal Operations in May 1999. Prior to joining the Company, Mr. Adams was General Manager of Larson Trucks, Inc. in Bloomington, Minnesota.

      Duane D. Henn joined the Company in 1985 as a Driver Recruiter. He was named National Director of Driver Recruiting in 1986. In 1988 he was promoted to Director of Safety, and in 1994 was named Vice President - Safety. Prior to joining the Company, Mr. Henn spent 20 years in State and County Law Enforcement and 6 years in the Court System.

      Larry P. Williams joined the Company in 1988 as an Account Executive. In 1991, he was promoted to Director of Regional Fleets. He was named Vice President - Logistics in 1994. Prior to joining the Company, Mr. Williams held various management positions with United Parcel Service and Federated Department Stores.

      John J. Steele joined the Company in 1989 as Controller. He was elected Secretary in 1992, Vice President - Controller and Secretary in 1994, and Vice President, Treasurer and Chief Financial Officer in 1996. Mr. Steele is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1979 until his employment with the Company.

      Dwayne O. Haug joined the Company in 1990 as Director of Maintenance. He was promoted to Vice President - GraGar, Inc. (a wholly owned subsidiary of the Company) in 1994, and Vice President - Maintenance in 1997. Mr. Haug was President of Silvey Refrigerated Carriers, Inc. in Council Bluffs, Iowa from 1988 until his employment with the Company. He held various management positions with Ellsworth Freight Lines, Inc. in Eagle Grove, Iowa from 1972 to 1987.

      H. Marty Nordlund joined the Company in 1994 as an account executive. He was promoted to Director of Dedicated Fleet Services in 1995, Senior Director of Dedicated Fleet Services in 1997, and was named Vice President - Dedicated Fleet Services in 1998. Prior to joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation.

      R. Lee Easton joined the Company in 1990 as a Programmer/Analyst. He was promoted to Management Information Systems (MIS) Project Manager in 1991, Manager of Systems Design and Development in 1993, Director of MIS in 1996, Senior Director of MIS in 1997, and was named Vice President - MIS in 1998. Prior to joining the Company, Mr. Easton was a programmer with Procter Hospital in Peoria, Illinois, and a consultant with Cap Gemini America.

      Guy M. Welton joined the Company in 1987 as one of the Company's first management trainees. He held multiple positions within Operations and Marketing before being appointed to Manager of Quality in 1992. He was then promoted to Director of Quality in 1994, Director of Operations in 1995, Senior Director of Operations in 1997, and Vice President - Operations in May 1999.

      James  L.  Johnson joined the Company in 1991 as Manager  of  Financial
Reporting. He was promoted to Assistant Controller in 1992, Director of Accounting in 1994, and was named Corporate Secretary and Controller in 1996. Mr. Johnson is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1985 until his employment with the Company.

      Under the Company's bylaws, each executive officer holds office for a term of one year or until his successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its Annual Meeting immediately following the Annual Meeting of Stockholders.

Compliance With Section 16(a) Of The Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1999, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.


                      SECURITY OWNERSHIP OF DIRECTORS,
                EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

      The  authorized  Common Stock of the Company consists  of   200,000,000
shares, $.01 par value.

     The following table sets forth certain information as of March 20, 2000, with respect to the beneficial ownership of the Company's Common Stock by each director and each nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and by all executive officers, directors, and director nominees as a group. On March 20, 2000, the Company had 47,042,035 shares of Common Stock outstanding.


             Name of Beneficial Owner                 Beneficial Ownership
             ------------------------                 --------------------
                                                        Shares     Percent
                                                      ----------   -------
      Clarence L. Werner                              13,466,937     28.6%
      Gary L. Werner                                   1,648,900      3.5%
      Curtis G. Werner                                 1,745,856      3.7%
      Gregory L. Werner (1)                            1,996,887      4.2%
      Robert E. Synowicki, Jr. (2)                        77,346        *
      Irving B. Epstein                                    4,775        *
      Martin F. Thompson                                  21,562        *
      Gerald H. Timmerman                                  9,500        *
      Donald W. Rogert                                     6,300        *
      Jeffrey G. Doll                                      1,250        *
      Wellington Management Company, LLP (3)           5,673,843     12.1%
      Capital Group International, Inc. (4)            2,663,810      5.7%
      All executive officers, directors and director
         nominees as a group (22 persons) (5)         19,286,685     40.7%

___________
     * Indicates less than 1%.

(1) Includes options to purchase 31,250 shares which are exercisable as of March 20, 2000, or which become exercisable 60 days thereafter.

(2) Includes options to purchase 73,906 shares which are exercisable as of March 20, 2000, or which become exercisable 60 days thereafter.

(3) Based on Schedule 13G as of December 31, 1999, as filed with the Securities and Exchange Commission by Wellington Management Company,
     LLP,   75   State  Street,  Boston,

     Massachusetts  02109.    Wellington
     Management Company, LLP claims shared voting power with respect to 4,690,545 shares, shared dispositive power with respect to 5,673,843 shares, and no sole voting or dispositive power with respect to any of these shares.

(4) Based on Schedule 13G as of December 31, 1999, as filed with the Securities and Exchange Commission by Capital Group International, Inc., 11100 Santa Monica Boulevard, Los Angeles, California 90025. Capital Group International, Inc. claims sole voting power with respect to 2,090,340 shares, sole dispositive power with respect to 2,663,810 shares, and no shared voting or dispositive power with respect to any of these shares.

(5) Includes options to purchase 401,494 shares which are exercisable as of March 20, 2000, or which become exercisable 60 days thereafter. Percentage determined on the basis of 47,443,529 shares of Common Stock outstanding.


                EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table summarizes the compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 1999, for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 1999.



                         SUMMARY COMPENSATION TABLE

                                                                       Long Term
                                                                      Compensation
                                          Annual Compensation            Awards
                                    --------------------------------  ------------
                                                                       Securities
                                                        Other Annual   Underlying   All Other
                                                        Compensation    Options/       Comp
Name and Principal Position   Year  Salary($)  Bonus($)    ($)(1)      SARs(#)(2)     ($)(3)
---------------------------   ----  ---------  -------- ------------   ----------   ---------
Clarence L. Werner            1999   575,754   250,000     60,400             -           -
Chairman and                  1998   574,003   250,000     60,400             -           -
Chief Executive Officer       1997   544,875   200,000     88,572             -           -

Gary L. Werner                1999   210,750    92,000          -        40,000           -
Vice Chairman                 1998   223,327    92,000          -             -           -
                              1997   212,125    90,000          -             -           -

Curtis G. Werner              1999   186,500    72,000          -             -           -
Vice Chairman                 1998   197,365    72,000          -             -           -
Corporate Development         1997   186,125    70,000          -             -           -

Gregory L. Werner             1999   300,750   102,000          -        50,000           -
President and                 1998   240,250   102,000          -             -           -
Chief Operating Officer       1997   205,644   100,000          -       125,000           -

Robert E. Synowicki, Jr.      1999   200,750    90,000          -        25,000       2,692
Executive Vice President      1998   207,558    90,000          -             -       3,024
and Chief Information         1997   191,625    80,000          -        50,000       4,291
Officer

___________
(1) Other annual compensation for Mr. Clarence L. Werner during 1999 and 1998 consists of $40,000 for the value of professional services received and $20,400 for personal use of a Company vehicle, and during 1997 consists of amounts reimbursed for payment of taxes.

(2) Options granted in 1999 were granted subject to stockholder approval of the increase in the maximum number of shares that may be optioned or sold under the Stock Option Plan.

(3) All other compensation for 1999 reflects the Company's contribution to the individual 401(k) retirement savings plan of $2,399 and the Company's contribution to the employee stock purchase plan of $293 of Mr. Robert E. Synowicki, Jr.



                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                    Individual Grants
                        -------------------------------------------------------------------------
                                                                            Potential Realizable
                         Number of                                            Value At Assumed
                         Securities    % of Total                          Annual Rates of Stock
                         Underlying   Options/SARs                         Price Appreciation For
                        Options/SARs   Granted to   Exercise                  Option Term (2)
                          Granted     Employees in    Price    Expiration  ----------------------
         Name              (1)(#)     Fiscal Year   ($/Share)     Date        5%($)      10%($)
         ----           ------------  ------------  ---------  ----------  ---------    ---------
Clarence L. Werner              -         0.0%            -            -           -          -
Gary L. Werner             40,000         2.8%       $12.25     12/21/09     308,156    780,932
Curtis G. Werner                -         0.0%            -            -           -          -
Gregory L. Werner          50,000         3.5%       $12.25     12/21/09     385,195    976,165
Robert E. Synowicki, Jr.   25,000         1.8%       $12.25     12/21/09     192,597    488,082


___________
(1) Options become exercisable in installments of 25%, 20%, 20%, 20% and 15% after the expiration of 24, 36, 48, 60 and 72 months, respectively, from the date of grant. Options granted in 1999 were granted subject to stockholder approval of the increase in the maximum number of shares that may be optioned or sold under the Stock Option Plan.

(2) The potential realizable values assume 5% and 10% annual rates of stock price appreciation from the grant date based on the options being outstanding for ten years (expiration of option term). The actual realizable value of the options in this table depends upon the actual performance of the Company's stock during the actual period the options are outstanding.



             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION/SAR VALUES


                                                 Number of Securities        Value of Unexercised
                                                Underlying Unexercised      In-The-Money Options/
                           Shares                  Options/SAR's At                SAR's At
                          Acquired                December 31, 1999          December 31, 1999(1)
                             On      Value    --------------------------  --------------------------
                          Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
                          --------  --------  -----------  -------------  -----------  -------------
    Name                    (#)       ($)         (#)           (#)           ($)           ($)
    ----                    ---       ---         ---           ---           ---           ---
Clarence L. Werner             -          -           -             -             -             -
Gary L. Werner                 -          -           -        40,000             -        72,500
Curtis G. Werner               -          -           -             -             -             -
Gregory L. Werner              -          -      31,250       143,750             0        90,625
Robert E. Synowicki, Jr.   6,250     93,201      68,281        72,344       113,128        80,736


___________
(1) Based on a $14 1/16 closing price per share of the Company's Common Stock on December 31, 1999.

                BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

      The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      The Executive Compensation Committee annually reviews and approves the compensation for the Chairman and Chief Executive Officer ("CEO") of the
Company. In turn, the Chairman and CEO reviews and recommends the compensation for the Vice Chairman, Vice Chairman-Corporate Development, and the President. Compensation for other executive officers is reviewed and recommended by the Chairman and CEO, Vice Chairman, Vice Chairman-Corporate Development, and the President. The Executive Compensation Committee reviews and approves the total compensation for the executive officers of the Company, including the Chairman and CEO.

      As with all employees, compensation for the Company's executive officers, including Clarence L. Werner, Chairman and CEO, is based on individual performance and the Company's financial performance. The Company's financial performance is the result of the coordinated efforts of all employees, including executive officers, through teamwork focused on meeting the expectations of customers and stockholders. The Company strives to compensate its executive officers, including the Chairman and CEO, based upon the following key factors: (1) Salary levels of executives employed by competitors in the trucking industry and other regional and national companies, (2) Experience and pay history with the Company, (3) Retention of key executives of the Company, (4) Relationship of individual and Company financial performance to compensation increases.

      Base salaries and the annual bonus are determined based on the above factors. The annual bonus plan allows executive officers to earn additional compensation depending on individual and Company financial performance. Company financial performance is evaluated by reviewing such factors as the Company's operating ratio, earnings per share, revenue growth and size and performance relative to competitors in the trucking industry. Individual performance is evaluated by reviewing the individual's contribution to these financial performance goals as well as a review of quantitative and qualitative factors. Stock options are used as a long-term compensation incentive and are intended to retain and motivate executives and management personnel for the purpose of improving the Company's financial performance, which should, in turn, improve the Company's stock performance. Stock options are granted periodically to executives and management based on the individuals' performance and potential contribution. Stock options are granted with exercise prices equal to the prevailing market price of the Company's stock on the date of the grant. Therefore, options only have value if the market price of the Company's stock increases after the grant date.

      The  Committee compared the total compensation package for Mr. Clarence
L. Werner and the other top Werner executives to the total compensation packages of many of the Company's publicly-traded competitors in the truckload industry, as disclosed on each company's most recently available proxy statement. Comparisons were made on the basis of total compensation per tractor operated, total compensation as a percentage of net income and similar factors. Both the total compensation of the Company's CEO and the average total compensation of the Company's other executives disclosed in the summary compensation table were in the middle of the range of compensation paid by many of the Company's publicly-traded competitors in the truckload industry, based on total compensation per tractor operated and as a percentage of net income.

      The Executive Compensation Committee has determined it is unlikely that the Company would pay any amounts in the year ended December 2000 that would result in a loss of Federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

                                   Clarence L. Werner, Committee Chairman
                                   Irving B. Epstein
                                   Martin F. Thompson
                                   Gerald H. Timmerman


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Clarence L. Werner serves as Chairman of the Executive Compensation Committee and is also the Chairman and Chief Executive Officer of the Company.

      Mr. Epstein serves on the Executive Compensation Committee and is a partner in the law firm of Epstein and Epstein, which serves as outside counsel to the Company.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN




                      [PERFORMANCE GRAPH APPEARS HERE]





                         12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
                         --------  --------  --------  --------  --------  --------
Werner Enterprises, Inc.   $100      $ 86      $116      $132      $143      $114
Standard & Poor's 500      $100      $138      $170      $226      $292      $353
Nasdaq Trucking Group      $100      $ 80      $ 94      $122      $123      $116
   (SIC Code 42)


      Assuming the investment of $100 on December 31, 1994, and reinvestment of all dividends, the graph above compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500

Market  Index  and  an
index of other companies that are in the trucking industry (Nasdaq Trucking Group - Standard Industrial Classification (SIC) Code 42) over the same period. The Company's stock price was $14 1/16 as of December 31, 1999, which was used for purposes of calculating the total return on the Company's Common Stock for the year ended December 31, 1999.


                             PROPOSAL CONCERNING
                       AMENDMENT OF STOCK OPTION PLAN

      The stockholders of the Company approved the Werner Enterprises, Inc. Stock Option Plan (the "Plan") on June 9, 1987, at their annual meeting. The Plan authorizes the grant of nonqualified stock options and stock appreciation rights in order to help attract and retain key employees by providing them with participatory rights in the future success and growth of the Company. The Board of Directors has unanimously approved and recommended that the stockholders consider and approve increasing the maximum number of shares that may be optioned or sold under the Plan.

      Section 3 of the Stock Option Plan currently provides that the maximum number of shares of common stock that may be optioned or sold under the plan, taking into consideration previous stock splits, is 3,750,000 shares. The Board of Directors has approved increasing the maximum number of shares that may be optioned or sold under the Plan by 5,000,000. If the Plan Amendment is approved by the stockholders, the maximum number of shares that may be optioned or sold under the plan will be increased to 8,750,000.

      In the opinion of the Board of Directors, the operation of the Plan will continue to be consistent with the underlying purposes of the Plan after the implementation of the Plan Amendment.

      If a quorum exists at the Annual Meeting, the Plan Amendment shall be approved if the votes cast favoring the Plan Amendment exceed the votes cast opposing the Plan Amendment. Although approval of this transaction by our stockholders is not required under applicable Nebraska law, we are required to obtain stockholder approval under the rules applicable to companies listed on The Nasdaq Stock Market. If the Amendment is not approved by the stockholders, the options granted in December 1999, subject to stockholder approval of the Amendment, will be cancelled.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE STOCK OPTION PLAN.


                            CERTAIN TRANSACTIONS

      The Company leases certain land from the Clarence L. Werner Revocable Trust (the Trust), a related party. Clarence L. Werner, Chairman of the
Board and Chief Executive Officer, is the sole trustee of the Trust. The land and related improvements consist of lodging facilities and a sporting clay range and are used by the Company for business meetings and customer promotion. The 20 year lease, which began in 1994, does not require the
Company to make rental payments to the Trust in exchange for use of the property. Either party may terminate the lease after 10 years by providing prior written notification of its intent to do so. The Company has made total leasehold improvements to the land of approximately $1.1 million, which were completed in 1995. The terms of the lease provide that, should the Trust exercise its right to terminate the lease after 10 years, the Trust will reimburse the Company for an amount equal to the original cost of the leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the lease (20 years).

                             PUBLIC ACCOUNTANTS

      KPMG LLP was named as the independent public accountants of the Company on June 10, 1999. It is anticipated that the audit committee will recommend that the Board of Directors select KPMG LLP to serve as independent public accountants for the Company for the year ending December 31, 2000. Such selection will be made by the Board of Directors at its Annual Meeting which is scheduled to occur immediately following the 2000 Annual Meeting of Stockholders. Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.


                            STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before December 4, 2000, to be eligible for inclusion in the Company's 2001 proxy materials. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

      Stockholder proposals submitted for presentation at the 2000 Annual Meeting must be received by the Secretary of the Company at its headquarters in Omaha, Nebraska no later than April 19, 2000. Such proposals must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by April 28, 2000. Only stockholders of record as of March 20, 2000, are entitled to bring business before the Annual Meeting or make nominations for directors.


                               OTHER BUSINESS

      Management of the Company knows of no business that will be presented for consideration at the Annual Meeting of Stockholders other than that described in the Proxy Statement. As to other business, if any, that may properly be brought before the meeting, it is intended that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.

      Stockholders are urged to complete, date, sign and return the proxy enclosed in the envelope provided. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                                   By Order of the Board of Directors


                                   /s/ James L. Johnson


                                   James L. Johnson
                                   Corporate Secretary and Controller

                          WERNER ENTERPRISES, INC.
                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                           _______________________

                                FORM OF PROXY
                           _______________________

     This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 9, 2000. The undersigned hereby appoints Clarence L. Werner and Gary L. Werner, and each of them, as proxy, with full power of substitution in each of them and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Werner Enterprises, Inc., held of record by the undersigned as of March 20, 2000, at the Annual Meeting of Stockholders to be held on May 9, 2000, and any adjournments thereof.

1.   Election of Directors.
       (Check  only  one  box  below.   To  withhold  authority  for  any
       individual nominee, strike through the name of the nominee.)

     [   ]  To vote for the nominees listed below:

               Clarence L. Werner
               Irving B. Epstein
               Jeffrey G. Doll

      or

     [   ]  To withhold authority to vote for all nominees listed above.

2. To amend the Company's Stock Option Plan and increase the maximum number of shares that may be optioned or sold under the Plan from 3,750,000 to 8,750,000.
       (Check only one box below.)

     [   ]  For                 [   ]  Against             [   ]  Abstain


3. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed hereon by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all nominees for director and FOR the amendment to the Company's Stock Option Plan and increasing the maximum number of shares that may be optioned or sold under the Plan from 3,750,000 to 8,750,000. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If signing as a corporation, please sign the full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.


_______________________  __________   _________________________  ___________
Signature                Date         Signature if held jointly  Date

Please mark, sign, date, and promptly return this form of proxy using the enclosed self-addressed, postage-paid return envelope.